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                                                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (Nos. 333-10739 and 333-56295) of our report dated September 25, 1998, on our audits of the Consolidated Financial Statements and Supplemental Consolidated Financial Statements of National City Bancshares, Inc. as of December 31, 1997 and 1996, and for the two years ended December 31, 1997, which appears in the Current Report on Form 8-K of National City Bancshares, Inc. dated October 9, 1998.




PricewaterhouseCoopers LLP
Lexington, Kentucky
October 9, 1998


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